Exhibit 10.34

Amendment to Common stock PURCHASE WARRANT

THIS AGREEMENT entered into as of September 26, 2003 between STORAGE ALLIANCE INC. (the "Company") and ALPHA CAPITAL AKTIENGESELLSCHAFT (the "Warrantholder"), being the holder of 350,000 share purchase warrants, dated May 14, 2003 (the "Warrant").

WHEREAS:

A. In connection with the offering of shares of common stock and common stock purchase warrants in May, 2003, the Company issued the Warrant to the Warrantholder; and

B. The parties hereto are desirous of entering into this Agreement so as to amend the Warrant and the terms and conditions attaching thereto in the manner set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Warrantholder hereby agree as follows:

1. The first paragraph of the Warrant is hereby deleted in its entirety and replaced with the following:

"STORAGE ALLIANCE INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, ALPHA CAPITAL AKTIENGESELLSCHAFT (the "Holder"), or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date and at any time or from time to time before 5:00 p.m., New York time, through three (3) years after such date (the "Expiration Date"), up to 350,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $.0001 par value per share, of the Company at a per share purchase price of $0.34. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price". The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain subscription agreement (the "Subscription Agreement"), dated May 14, 2003, between the Company and the Holder."

2. The Warrant, as amended by this Agreement shall continue in full force and effect.

3. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant.

4. The parties hereto shall execute such further documents and do such further acts and things as shall be reasonably necessary to give full force and effect to the provisions of this Agreement.

5. This Agreement may be executed in any number of counterparts, by facsimile or otherwise, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

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6. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered as of the date first written above.

STORAGE ALLIANCE INC.

Per: /s/ Jeff Ascah
Authorized Signatory

ALPHA CAPITAL AKTIENGESELLSCHAFT

Per: /s/ Konrad Ackermann
Authorized Signatory